(Signature Page, to follow Item 79 at Screen Number 40)

      This report is signed on behalf of the registrant in the City of Boston and the Commonwealth of Massachusetts on the 30th day of July, 2003.

                                           COLLEGE AND UNIVERSITY FACILITY
                                            LOAN TRUST TWO

                                           By:  US Bank, not in its individual
                                           capacity, but solely as Owner Trustee
                                           under a Declaration of Trust dated
                                           March 11, 1988 and amended and
                                           restated on May  12, 1988, and
                                           December 4, 1989.


                                           By Diana J. Kenneally
                                              Senior Vice President